Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES EXTENSION OF WARRANT EXPIRATION

ORLANDO, Florida (December 15, 2025) The LGL Group, Inc. (NYSE American: LGL, LGL WS) ("LGL Group" or the "Company") today announced that its Board of Directors has extended the expiration of the warrants to purchase shares of LGL Group’s common stock, par value $0.01 per share (the "Common Stock"), granted on November 16, 2020 (the "Warrants"), until 5:00 p.m. Eastern Time on Tuesday December 30, 2025. The Warrants were previously scheduled to expire on December 16, 2025. All other terms and conditions of the Warrants remain unchanged.

The Warrants contain the following terms:

•	Five (5) Warrants to purchase one (1) share of Common Stock;
•	Common Stock can be purchased at a strike price of $4.75 per share;
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Over-subscription privilege available to Warrant holders who exercise their Warrants in full, whereby such Warrant holder subscribes for any or all of the shares issuable pursuant to any unexercised Warrants on the terms and subject to the conditions set forth in the Warrant Agreement, as amended; and

•	No fractional shares will be issued.

Marc Gabelli, Chairman and Chief Executive Officer, and GGCP, Inc., an affiliate and stockholder, both intend to exercise in full their Warrants pursuant to their Basic Warrant Exercise Rights and participate in the oversubscription privilege to purchase any and all shares remaining available following the appropriate allocations by the transfer agent.

All exercise notices and payments (including with respect to any exercise of a Warrant holder’s over-subscription privilege) must be received by Computershare Trust Company, N.A. no later than 5:00 p.m. Eastern Time on Tuesday December 30, 2025. Holders in street name should contact their broker, bank, or other intermediary for information on how to exercise Warrants (including pursuant to any exercise of the over-subscription privilege).

For further details, Warrant holders are encouraged to review the Warrant Agreement, the FAQ on our website at www.lglgroup.com/WarrantFAQ, or contact info@lglgroup.com. The information contained on, or that can be accessed through, our website is not part of this press release or any filing with the Securities and Exchange Commission; we have included this website address solely as an inactive textual reference.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL Group common stock and warrants are traded on the NYSE American under the symbols "LGL" and "LGL WS," respectively.

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various businesses in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 31, 2025. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com